As filed with the Securities and Exchange Commission on August 4, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EP ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	46-3472728
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 Louisiana Street
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

EP ENERGY CORPORATION
2014 OMNIBUS INCENTIVE PLAN
(as amended and restated)
(Full title of the plan)

Marguerite N. Woung-Chapman
Senior Vice President, General Counsel and Corporate Secretary
EP Energy Corporation
1001 Louisiana Street
Houston, Texas 77002
(Name and address of agent for service)

(713) 997-1200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐    Accelerated filer ☑    Non-accelerated filer ☐     Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	12,398,776 shares	$3.85	$47,735,287.60	$4,807.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Class A Common Stock which may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the EP Energy Corporation 2014 Omnibus Incentive Plan, as amended and restated.

(2)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h)(1) under the Securities Act. The above calculation is based on the average of the high and the low trading prices of the Registrant’s Class A Common Stock on August 1, 2016, as reported on the New York Stock Exchange, which was $3.85 per share.

EXPLANATORY STATEMENT
On May 11, 2016, the stockholders of EP Energy Corporation (the “Company”) approved an amendment and restatement of the EP Energy Corporation 2014 Omnibus Incentive Plan (as so amended and restated, the “Plan”), which, among other things, increased the number of shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), available for issuance thereunder by an additional 12,398,776 shares (the “Additional Plan Shares”) from 12,433,749 (the “Original Plan Shares”) to 24,832,525 shares of Common Stock.
The Company is filing this Registration Statement on Form S-8 to register the Additional Plan Shares that may be issued under the Plan. The Original Plan Shares were originally registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 (File No. 333-193531) (the “Original Registration Statement”) filed with the Commission on January 24, 2014.
In accordance with Instruction E of the General Instructions to Form S-8, the contents of the Original Registration Statement are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
4.1 5.1+
EP Energy Corporation 2014 Omnibus Incentive Plan, as amended and restated, effective as of May 11, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-36253), filed with the SEC on May 13, 2016).

Opinion of Akin Gump Strauss Hauer & Feld, LLP as to the legality of the securities being registered

23.1+	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in Exhibit 5.1).
23.2+	Consent of Ernst & Young LLP.
23.3+	Consent of Ryder Scott Company, L.P.
24.1+	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 4th day of August, 2016.

EP ENERGY CORPORATION

By:	/s/Brent J. Smolik
Brent J. Smolik
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them as attorneys-in-fact with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities as indicated as of August 4, 2016.

Signature	Title

/s/Brent J. Smolik	President, Chief Executive Officer and Chairman of the Board
Brent J. Smolik	(Principal Executive Officer)

/s/Dane E. Whitehead	Executive Vice President and Chief Financial Officer
Dane E. Whitehead	(Principal Financial Officer)

/s/Francis C. Olmsted III	Vice President and Controller
Francis C. Olmsted III	(Principal Accounting Officer)

/s/Ralph Alexander	Director
Ralph Alexander

/s/Gregory A. Beard	Director
Gregory A. Beard

/s/Scott R. Browning	Director
Scott R. Browning

/s/Wilson B. Handler	Director
Wilson B. Handler

/s/John J. Hannan	Director
John J. Hannan

/s/Michael S. Helfer	Director
Michael S. Helfer

/s/Thomas R. Hix	Director
Thomas R. Hix

/s/Jaegu Nam	Director
Jaegu Nam

/s/Keith O. Rattie	Director
Keith O. Rattie

/s/Robert M. Tichio	Director
Robert M. Tichio

/s/Donald A. Wagner	Director
Donald A. Wagner

/s/Rakesh Wilson	Director
Rakesh Wilson

Exhibit Index

Exhibit Number	Description
4.1 5.1+
EP Energy Corporation 2014 Omnibus Incentive Plan, as amended and restated, effective as of May 11, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-36253), filed with the SEC on May 13, 2016).

Opinion of Akin Gump Strauss Hauer & Feld, LLP as to the legality of the securities being registered

23.1+	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in Exhibit 5.1).
23.2+	Consent of Ernst & Young LLP.
23.3+	Consent of Ryder Scott Company, L.P.
24.1+	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

+ Filed herewith.